Sales Report:Supplement No. 48 dated Oct 05, 2010 to Prospectus dated Jul 26, 2010
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 26, 2010 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 26, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 447118
This series of Notes was issued and sold upon the funding of the borrower loan #44671, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$10,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%	Auction start date:	Sep-24-2010
				Auction end date:	Oct-01-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$410.94
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 31.05%	Final monthly payment:	$410.94

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Jan-1993	Debt/Income ratio:	30%
Credit score:	720-739 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	18 / 17	Length of status:	5y 3m
Amount delinquent:	$0	Total credit lines:	47	Occupation:	Doctor
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$33,627	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	76%
		Homeownership:	Yes
Screen name:	vigilance-trumpet	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
starting medical practice
I am starting my own ?medical practice after working for two different hospital systems. I will continue to work part-time for one hospital which will enable me to make loan payments until my own practice has adequate cash flow.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: How much do you have in savings to cover costs? - beakerfish
A: I currently have $6,000 in savings, and am also working a moonlighting job to earn extra cash to build up more savings (Sep-26-2010)
Q: what are your current monthly fixed income and expenses? What do expect the income to change to after you switch to part-time? - beakerfish
A: Current monthly income is $9,000 a month, and my expenses are $7,500 a month. When I reduce to part-time at my 'day job' , income will reduce to $5,000 a month from that job, but I will be supplementing my income by working overnight shifts for a local hospital- and that averages about $4,000 a month. (Sep-26-2010)
Q: Could you explain your revolving credit balance? Also, what type of doctor are you specifically? - _NaLNaBB
A: I am an internal medicine doctor, finished residency last year. My revolving credit balance is primarily credit card debt left over from medical school and residency, and I am making progress towards paying those down. (Sep-29-2010)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

kulender	$50.00	$50.00	9/24/2010 2:32:30 PM
agiovasil	$25.00	$25.00	9/24/2010 2:36:50 PM
dollardave	$100.00	$100.00	9/24/2010 4:48:34 PM
Comoparklender	$40.00	$40.00	9/24/2010 7:22:05 PM
simplelender80	$25.00	$25.00	9/25/2010 3:21:18 AM
frogperson	$200.00	$200.00	9/25/2010 12:38:45 PM
villagers	$50.00	$50.00	9/26/2010 5:48:32 PM
ingenious-deal6	$25.00	$25.00	9/27/2010 3:59:29 PM
psa1995	$25.00	$25.00	9/27/2010 8:37:54 PM
larrybird	$150.00	$150.00	9/28/2010 8:57:39 AM
beakerfish	$150.00	$150.00	9/28/2010 12:19:43 PM
ferocious-exchange3	$50.00	$50.00	9/28/2010 2:44:39 PM
kegs	$100.00	$100.00	9/28/2010 3:33:53 PM
bold-careful-finance	$25.00	$25.00	9/28/2010 5:47:31 PM
bill-mushroom	$25.00	$25.00	9/28/2010 3:36:29 PM
gallant-economy9	$400.00	$400.00	9/29/2010 8:38:17 AM
nicklds	$25.00	$25.00	9/29/2010 7:32:25 AM
Speculator	$47.30	$47.30	9/29/2010 8:17:15 AM
Jloaner	$100.00	$100.00	9/29/2010 10:01:38 AM
gold-channel2	$50.00	$50.00	9/29/2010 10:04:37 AM
treasure-bliss	$44.68	$44.68	9/29/2010 10:05:16 AM
pfh	$25.00	$25.00	9/29/2010 12:48:54 PM
mercuriant	$25.00	$25.00	9/29/2010 2:33:55 PM
courteous-kindness1	$50.00	$50.00	9/29/2010 7:56:17 PM
orange-preeminant-bill	$50.00	$50.00	9/30/2010 12:13:16 AM
ramsba	$50.00	$50.00	9/30/2010 3:38:11 AM
radiant-loan5	$200.00	$200.00	9/30/2010 5:49:03 AM
JoyfulVegetarian	$25.00	$25.00	9/30/2010 9:38:31 AM
generosity-serrano	$25.00	$25.00	9/30/2010 10:25:39 AM
squarebob	$25.00	$25.00	9/30/2010 9:55:16 AM
WHEREISTHEMOON	$25.00	$25.00	9/30/2010 10:03:44 AM
first-listing-expert	$25.00	$25.00	9/30/2010 11:27:07 AM
greenfuzz	$30.00	$30.00	9/30/2010 10:49:07 AM
108lender	$100.00	$100.00	9/30/2010 11:17:00 AM
valiant-liberty4	$25.00	$25.00	9/30/2010 1:33:10 PM
MADAOO7	$50.00	$50.00	9/30/2010 1:33:53 PM
JiggaJoeyS	$48.80	$48.80	9/30/2010 2:33:55 PM
green-capital-hornet	$25.00	$25.00	9/30/2010 2:32:15 PM
sentimental-euro	$54.47	$54.47	9/30/2010 3:47:31 PM
chrisb4745	$55.00	$55.00	9/30/2010 5:26:22 PM
SkyLoan	$25.00	$25.00	9/30/2010 4:17:31 PM
nilonc1	$150.00	$150.00	9/30/2010 4:32:05 PM
JustMee	$25.00	$25.00	9/30/2010 5:55:50 PM
wattboy	$155.06	$155.06	9/30/2010 7:07:05 PM
new-social-economist	$120.00	$120.00	9/30/2010 11:31:46 PM
loan-fate	$50.00	$50.00	9/30/2010 8:33:46 PM
rockhound84	$25.00	$25.00	10/1/2010 1:35:07 AM
umfan123	$25.00	$25.00	10/1/2010 12:06:19 AM
texrob20	$25.00	$25.00	10/1/2010 2:47:24 AM
realtormoises	$25.00	$25.00	10/1/2010 5:22:51 AM
thomas16882004	$25.00	$25.00	10/1/2010 3:14:39 AM
kendigme	$25.00	$25.00	10/1/2010 3:42:35 AM
wwwUniversal	$25.00	$25.00	10/1/2010 5:18:14 AM
wonder3	$25.00	$25.00	10/1/2010 6:04:08 AM
PeterPsych	$100.00	$100.00	10/1/2010 9:01:59 AM
mlovese	$25.00	$25.00	10/1/2010 7:03:17 AM
FinanceEngine	$25.00	$25.00	10/1/2010 6:44:24 AM
Pu239	$60.00	$60.00	10/1/2010 8:20:23 AM
Leshan	$33.33	$33.33	10/1/2010 8:01:05 AM
blitz_ac	$25.00	$25.00	10/1/2010 8:14:52 AM
SeeksValue	$25.00	$25.00	10/1/2010 9:42:37 AM
manatee21	$80.00	$80.00	10/1/2010 8:33:36 AM
Jofga	$25.00	$25.00	10/1/2010 10:07:55 AM
tsg2007	$25.00	$25.00	10/1/2010 9:29:20 AM
jhernand17	$25.00	$25.00	10/1/2010 9:37:07 AM
reflective-rupee	$250.00	$250.00	10/1/2010 9:51:01 AM
credit-missile	$25.00	$25.00	10/1/2010 10:56:49 AM
pythia	$25.00	$25.00	10/1/2010 10:18:16 AM
systematic-fairness1	$75.00	$75.00	10/1/2010 10:27:17 AM
calbertrand	$25.00	$25.00	10/1/2010 10:24:07 AM
DasMula	$25.00	$25.00	10/1/2010 12:26:49 PM
credit-missile	$25.00	$25.00	10/1/2010 10:48:36 AM
_NaLNaBB	$200.00	$200.00	10/1/2010 12:34:24 PM
moola-monger9	$50.00	$50.00	10/1/2010 10:51:34 AM
TakeCare	$100.00	$100.00	10/1/2010 1:54:40 PM
revenue-appraiser	$25.00	$25.00	10/1/2010 2:00:48 PM
paul1	$30.00	$30.00	10/1/2010 12:30:19 PM
ronin4sale	$25.00	$25.00	10/1/2010 12:32:14 PM
AM2171	$25.00	$25.00	10/1/2010 12:48:41 PM
terrific-yield6	$25.00	$25.00	10/1/2010 12:55:48 PM
lucrative-coin	$300.00	$300.00	10/1/2010 2:21:46 PM
exciting-fairness	$200.00	$200.00	10/1/2010 1:49:45 PM
druidpoet	$27.00	$27.00	10/1/2010 2:24:05 PM
AlexTrep	$25.00	$25.00	9/24/2010 2:35:16 PM
tech310	$50.00	$50.00	9/24/2010 2:35:11 PM
6moonbeams	$25.00	$25.00	9/24/2010 2:35:54 PM
bid-czar8	$25.00	$25.00	9/24/2010 2:37:23 PM
rescue	$50.00	$50.00	9/24/2010 2:38:08 PM
handshake5	$50.00	$50.00	9/24/2010 2:36:10 PM
AF-Chief	$50.00	$50.00	9/24/2010 2:37:55 PM
consummate-loyalty1	$100.00	$100.00	9/24/2010 2:38:01 PM
a-bountiful-trade	$25.00	$25.00	9/24/2010 4:00:08 PM
bountiful-durability	$100.00	$100.00	9/24/2010 7:12:15 PM
Vreet	$50.00	$50.00	9/25/2010 11:12:20 PM
musegaze	$100.00	$100.00	9/26/2010 10:59:49 AM
b-rent	$25.00	$25.00	9/27/2010 2:51:09 PM
asiaratt	$50.00	$50.00	9/27/2010 3:58:03 PM
the-silver-blaster	$50.00	$50.00	9/27/2010 7:28:37 PM
cognizant-rate732	$42.79	$42.79	9/28/2010 6:13:58 AM
tr-doc	$200.00	$200.00	9/28/2010 11:18:40 AM
power-secret-agent	$25.00	$25.00	9/28/2010 3:28:20 PM
important-openness1	$100.00	$100.00	9/28/2010 3:37:31 PM
jubilant-auction5	$25.00	$25.00	9/29/2010 9:54:01 AM
head	$25.00	$25.00	9/29/2010 9:58:21 AM
note-virtuoso8	$50.00	$50.00	9/29/2010 10:33:05 AM
mla	$25.00	$25.00	9/29/2010 10:05:01 AM
money-bauble	$100.00	$100.00	9/29/2010 11:38:28 AM
life-is-great	$50.00	$50.00	9/29/2010 12:30:08 PM
new-social-economist	$80.00	$80.00	9/29/2010 1:26:22 PM
burrito6	$25.00	$25.00	9/30/2010 3:39:27 AM
momoney2lend	$25.00	$25.00	9/30/2010 2:32:00 AM
papaloha	$25.00	$25.00	9/30/2010 2:47:20 AM
reward-adventure	$30.00	$30.00	9/30/2010 3:37:53 AM
GElender	$25.00	$25.00	9/30/2010 3:38:50 AM
Artist_Blue	$25.00	$25.00	9/30/2010 7:57:51 AM
Bob450	$25.00	$25.00	9/30/2010 8:35:57 AM
_NaLNaBB	$300.00	$300.00	9/30/2010 10:56:49 AM
reflective-rupee	$500.00	$500.00	9/30/2010 11:13:52 AM
fairness-kayak	$25.00	$25.00	9/30/2010 1:13:29 PM
reflective-rupee	$250.00	$250.00	9/30/2010 2:40:17 PM
friendly-credit2	$200.00	$38.48	9/30/2010 2:41:35 PM
point-xylophone	$25.00	$25.00	9/30/2010 3:05:42 PM
Whipster	$75.00	$75.00	9/30/2010 3:06:57 PM
Banker_Joe	$50.00	$50.00	9/30/2010 4:55:11 PM
reward-awakening	$25.00	$25.00	9/30/2010 5:59:11 PM
hamster	$43.38	$43.38	9/30/2010 3:34:04 PM
trumpeter5	$50.00	$50.00	9/30/2010 4:29:18 PM
noodles932	$56.77	$56.77	9/30/2010 8:07:07 PM
lyndyn	$25.00	$25.00	9/30/2010 5:59:29 PM
blissful-gain	$70.00	$70.00	9/30/2010 9:37:39 PM
a-resplendent-commitment	$50.00	$50.00	9/30/2010 10:23:12 PM
MattProsper	$30.00	$30.00	9/30/2010 9:52:19 PM
elegant-loot	$25.00	$25.00	10/1/2010 1:49:09 AM
rockhound84	$25.00	$25.00	10/1/2010 1:38:22 AM
draggon77	$25.00	$25.00	10/1/2010 3:11:08 AM
StreetJustice	$38.00	$38.00	10/1/2010 4:54:30 AM
capital-star5	$25.00	$25.00	10/1/2010 4:25:50 AM
Ambassador	$38.00	$38.00	10/1/2010 4:35:52 AM
compassion-paladin042	$25.00	$25.00	10/1/2010 5:23:25 AM
nildivloans	$50.00	$50.00	10/1/2010 5:37:39 AM
attractive-fund	$60.17	$60.17	10/1/2010 7:47:31 AM
octoberfresh	$25.00	$25.00	10/1/2010 6:37:12 AM
mammalian4	$25.00	$25.00	10/1/2010 6:43:56 AM
benevolent-capital1	$25.00	$25.00	10/1/2010 6:39:30 AM
KrauseVentures	$25.00	$25.00	10/1/2010 6:52:54 AM
Bidwinner08	$77.44	$77.44	10/1/2010 9:21:04 AM
aztocas	$25.00	$25.00	10/1/2010 7:17:36 AM
justice-magnate	$50.00	$50.00	10/1/2010 7:20:15 AM
worthy-bid4	$32.16	$32.16	10/1/2010 9:37:03 AM
Madmigel	$41.00	$41.00	10/1/2010 9:46:23 AM
sweetlan	$25.00	$25.00	10/1/2010 8:44:08 AM
kttalamo	$25.00	$25.00	10/1/2010 8:53:13 AM
relaxation688	$25.00	$25.00	10/1/2010 9:24:24 AM
paradisenow	$25.00	$25.00	10/1/2010 10:28:24 AM
credit-missile	$25.00	$25.00	10/1/2010 10:48:11 AM
coasterman	$25.00	$25.00	10/1/2010 9:51:15 AM
credit-missile	$25.00	$25.00	10/1/2010 10:56:25 AM
farchoir	$25.00	$25.00	10/1/2010 10:05:25 AM
credit-missile	$25.00	$25.00	10/1/2010 11:02:19 AM
johnk317	$57.12	$57.12	10/1/2010 10:25:33 AM
brightest-dignified-penny	$25.00	$25.00	10/1/2010 10:33:30 AM
riverflow	$75.00	$75.00	10/1/2010 10:37:20 AM
mg144	$35.00	$35.00	10/1/2010 11:35:16 AM
J1mS	$212.05	$212.05	10/1/2010 12:32:52 PM
leverage-monger	$25.00	$25.00	10/1/2010 1:20:09 PM
principal-star	$25.00	$25.00	10/1/2010 11:17:33 AM
ethicalhumanist	$50.00	$50.00	10/1/2010 12:43:13 PM
DMKAssetManagement	$37.00	$37.00	10/1/2010 1:08:10 PM
jobani	$30.00	$30.00	10/1/2010 2:06:40 PM
forthright-trade	$25.00	$25.00	10/1/2010 2:08:12 PM
170 bids
Borrower Payment Dependent Notes Series 475646
This series of Notes was issued and sold upon the funding of the borrower loan #44658, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.8%	Auction start date:	Sep-16-2010
				Auction end date:	Sep-23-2010

Starting lender yield:	24.75%	Starting borrower rate/APR:	25.75% / 29.26%	Starting monthly payment:	$160.63
Final lender yield:	24.75%	Final borrower rate/APR:	25.75% / 29.27%	Final monthly payment:	$160.63

Auction yield range:	10.79% - 24.75%	Estimated loss impact:	10.41%
Lender servicing fee:	1.00%	Estimated return:	14.34%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Sep-1989	Debt/Income ratio:	10%
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 5	Length of status:	18y 7m
Amount delinquent:	$0	Total credit lines:	36	Occupation:	Analyst
Public records last 12m / 10y:	1/ 4	Revolving credit balance:	$7,639	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	17	Bankcard utilization:	60%
		Homeownership:	Yes
Screen name:	m2f2	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	30 ( 97% )	660-679 (Latest)
Principal borrowed:	$2,000.00	< 31 days late:	1 ( 3% )	560-579 (Jan-2008) 540-559 (Nov-2007)
Principal balance:	$344.61	31+ days late:	0 ( 0% )
Total payments billed:	31
Description
Home Improvement to Sell House
Purpose of loan:
This loan will be used?for?a new kitchen, back porch?and bathroom floors so I can sell my house in 2011.?

My financial situation:
I am an excellent?candidate for this loan because I have long-term employment.? I have been with my current company for 18 years and 7 months.?I am an analyst and executive assistant with a major computer research company.

I've owned my house for 14+ years.?

I have an excellent history with Prosper.com.? I was late for one payment because?I took myself off automatic payment for one month.? I was going to switch bank accounts and I ended up changing my mind?so I?made a manual payment?at the last minute?and it did not process in time.? When you make a manual payment with Prosper.com, you have to allow 2 days?for the payment to post and I did not allow enough time.? I am back on automatic payment!

I filed for bankruptcy in October 2005.? My bankruptcy?was fully discharged in July 2007. All liens are paid.? My credit score keeps improving and?I expect to be in the 700's in 2011.
Monthly net income: $3,600 - $3,900 (varies on my part-time job income)?

Monthly expenses: $
??Housing: $1,048
??Car Insurance: $45
??Car expenses: $125
??Utilities: $175
??Phone, cable, internet: $110
??Food, entertainment: $400?
??Clothing, household expenses $200?
??Credit cards and other loans: $438
??Other expenses: $200 (dogs, emergency fund)
? Prosper.com loan: $72.06
? IRS: $324

I tore out my kitchen floor several months ago.? My back porch and bathroom floors need replacing too.? Estimates are coming in around $4,000? $4,500. I will be happy to provide pictures of all the floors.

I am a graduate of Purdue University.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Why have you decided to sell your house in 2011? Thanks! - proton346
A: I live 17 miles from Chicago and I want to live in a condo in Chicago. Basically, I want to live in the city instead of the suburbs to be closer to my firends and work. I lived in Chicago prior to owning my house and a part of me always missed it! (Sep-18-2010)
Q: Mind telling us what is your part time income? Thanks - RecoveryLender
A: Sure, since October 2005, I've worked part-time on Michigan Avenue in Chicago at a major women's clothes retailer - Ann Taylor. (Sep-20-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

loyalist1	$100.00	$100.00	9/16/2010 3:09:48 PM
handshake5	$25.00	$25.00	9/16/2010 3:12:43 PM
bid-czar8	$100.00	$100.00	9/16/2010 3:15:56 PM
musegaze	$100.00	$100.00	9/16/2010 3:17:29 PM
green-rapid-openness	$50.00	$50.00	9/17/2010 8:32:01 AM
investment-thinker4	$25.00	$25.00	9/18/2010 2:12:52 PM
Bob450	$30.00	$30.00	9/21/2010 8:22:21 PM
economy-popcorn	$25.00	$25.00	9/21/2010 7:25:27 PM
courteous-kindness1	$25.00	$25.00	9/21/2010 9:49:19 PM
dough-rocket	$50.00	$50.00	9/22/2010 6:56:26 AM
Smallbear	$25.00	$25.00	9/22/2010 6:41:31 AM
DasMula	$25.00	$25.00	9/22/2010 9:50:46 AM
lender12345	$25.00	$25.00	9/22/2010 11:06:12 AM
crippledcircus	$25.00	$25.00	9/22/2010 12:39:58 PM
mpatrick	$25.00	$25.00	9/22/2010 2:44:23 PM
EretzCapital	$50.00	$50.00	9/22/2010 2:32:03 PM
Reliance_Banker	$25.00	$25.00	9/22/2010 4:48:05 PM
shalofin	$75.00	$75.00	9/22/2010 4:28:11 PM
Otagaini	$25.00	$25.00	9/22/2010 3:16:48 PM
Pu239	$60.00	$60.00	9/22/2010 9:07:40 PM
benefit-javelin	$45.38	$45.38	9/22/2010 5:38:52 PM
afterhours	$25.00	$25.00	9/22/2010 5:57:09 PM
supreme-hope	$25.00	$25.00	9/23/2010 12:54:04 AM
tornandfrayed	$25.00	$25.00	9/23/2010 6:28:35 AM
Mikale360	$25.00	$25.00	9/23/2010 4:33:39 AM
credit-missile	$25.00	$25.00	9/23/2010 8:23:15 AM
paradisenow	$25.00	$25.00	9/23/2010 12:37:21 AM
credit-missile	$25.00	$25.00	9/23/2010 8:23:49 AM
ore-dojo	$25.00	$25.00	9/23/2010 8:49:29 AM
mckhbnpc	$30.00	$30.00	9/23/2010 8:06:55 AM
principal-laser	$44.00	$44.00	9/23/2010 5:38:37 AM
gothampark	$25.00	$25.00	9/23/2010 9:28:23 AM
frogperson	$250.00	$250.00	9/23/2010 9:29:54 AM
credit-missile	$25.00	$25.00	9/23/2010 8:31:48 AM
Catz_aplenty	$25.00	$25.00	9/23/2010 6:17:56 AM
selfmademan	$25.00	$25.00	9/23/2010 9:36:54 AM
credit-missile	$25.00	$25.00	9/23/2010 8:22:24 AM
patriot384	$150.00	$150.00	9/23/2010 8:31:07 AM
Leshan	$50.00	$50.00	9/23/2010 8:37:50 AM
grampy48	$25.00	$25.00	9/23/2010 12:07:25 PM
Ven58	$25.00	$25.00	9/23/2010 9:26:13 AM
BrighterSuns	$25.00	$25.00	9/23/2010 1:23:22 PM
AlexTrep	$25.00	$25.00	9/23/2010 10:26:51 AM
jybank	$25.00	$25.00	9/23/2010 12:44:45 PM
gloomis2	$25.00	$25.00	9/23/2010 2:40:41 PM
social-zebra	$25.00	$25.00	9/23/2010 1:38:49 PM
jsnryn	$25.00	$25.00	9/23/2010 2:35:07 PM
YeoLenderSource	$25.00	$25.00	9/23/2010 3:03:43 PM
hillerod	$25.00	$25.00	9/23/2010 2:49:07 PM
6moonbeams	$25.00	$25.00	9/16/2010 3:12:56 PM
ptjg	$50.00	$50.00	9/16/2010 3:08:44 PM
simplelender80	$250.00	$174.06	9/16/2010 3:18:29 PM
enthusiastic-balance5	$100.00	$100.00	9/16/2010 3:21:54 PM
tech310	$50.00	$50.00	9/16/2010 4:06:25 PM
william8	$25.00	$25.00	9/17/2010 5:01:15 AM
green-rapid-openness	$50.00	$50.00	9/17/2010 8:32:38 AM
penny-plato	$25.00	$25.00	9/17/2010 10:12:22 AM
first-serene-credit	$50.00	$50.00	9/20/2010 3:47:01 PM
grammaspurse	$25.00	$25.00	9/21/2010 9:56:47 AM
SFBank	$300.00	$300.00	9/21/2010 7:53:47 PM
well-mannered-income3	$60.00	$60.00	9/21/2010 6:27:13 PM
well-rounded-dinero	$100.00	$100.00	9/21/2010 10:30:03 PM
erccpa	$53.18	$53.18	9/22/2010 5:57:30 AM
systemlender	$50.00	$50.00	9/22/2010 6:59:35 AM
loanman2007	$25.00	$25.00	9/22/2010 6:45:10 AM
flexible-duty3	$30.00	$30.00	9/22/2010 7:09:41 AM
DasMula	$25.00	$25.00	9/22/2010 9:50:33 AM
best-commanding-funds	$25.00	$25.00	9/22/2010 10:04:47 AM
Dollars4Rent	$25.00	$25.00	9/22/2010 11:03:02 AM
goldenhamster	$50.00	$50.00	9/22/2010 1:22:08 PM
ElbowToast	$40.00	$40.00	9/22/2010 3:00:11 PM
Land_on_your_feet	$40.00	$40.00	9/22/2010 3:46:27 PM
boomer5	$25.00	$25.00	9/22/2010 4:11:09 PM
nashibaksi	$25.00	$25.00	9/22/2010 5:14:17 PM
Feyenoord	$25.00	$25.00	9/22/2010 4:19:18 PM
calilending	$25.00	$25.00	9/22/2010 8:33:56 PM
Streamfeeder	$25.00	$25.00	9/23/2010 5:47:32 AM
interstellar	$41.38	$41.38	9/22/2010 11:13:05 PM
accelerator1	$25.00	$25.00	9/23/2010 7:34:05 AM
credit-coach118	$35.00	$35.00	9/23/2010 8:39:33 AM
wealth-multiplier	$50.00	$50.00	9/23/2010 6:45:46 AM
credit-missile	$25.00	$25.00	9/23/2010 8:22:51 AM
ethicalhumanist	$50.00	$50.00	9/23/2010 2:02:17 PM
ultimate-peace	$37.00	$37.00	9/23/2010 2:16:33 PM
bobnewt	$100.00	$100.00	9/23/2010 12:47:43 PM
AlexTrep	$25.00	$25.00	9/23/2010 2:51:55 PM
aquistoyraul	$25.00	$25.00	9/23/2010 2:49:30 PM
skillful-asset5	$30.00	$30.00	9/23/2010 2:50:59 PM
88 bids
Borrower Payment Dependent Notes Series 476736
This series of Notes was issued and sold upon the funding of the borrower loan #44655, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%	Auction start date:	Sep-24-2010
				Auction end date:	Oct-01-2010

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$157.04
Final lender yield:	33.35%	Final borrower rate/APR:	34.35% / 38.06%	Final monthly payment:	$157.04

Auction yield range:	13.79% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	May-1984	Debt/Income ratio:	107%
Credit score:	700-719 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 8	Length of status:	10y 1m
Amount delinquent:	$0	Total credit lines:	22	Occupation:	Teacher's Aide
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$59,231	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	96%
		Homeownership:	Yes
Screen name:	bewitching-loan2	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
getting back on track
Purpose of loan:
This loan will be used to?
catch up on a few bills.? In late August, we had 2 major car repair bills, there was a lull in paychecks due to a short time of being laid off (unemployment benefits) and being rehired with a full paycheck. This created a kind of domino effect on our budget.? We need to catch up on everything then we'll be back on track.? This loan will be paid off when we get our tax refund usually in late February or early March.
My financial situation:
I am a good candidate for this loan because? we always pay our debts back. We also have my husband's income which is approximately $ 4000.00 a month.? It varies depending on how much overtime he gets.? It's the slow time of the year, so no overtime right now.? He has a base pay of $52,000 per year.

Monthly net income: $ 4500. approximately????

Monthly expenses: $
??Housing: $ 600????
??Insurance: $ 500
??Car expenses: $ 269
??Utilities: $?350
??Phone, cable, internet: $ 165
??Food, entertainment: $ 600
??Clothing, household expenses $ minimal
??Credit cards and other loans: $ 1500
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

contract-happiness1	$25.00	$25.00	9/24/2010 2:32:03 PM
sfmf	$25.00	$25.00	9/24/2010 2:32:23 PM
AlexTrep	$25.00	$25.00	9/24/2010 2:32:42 PM
handshake5	$100.00	$100.00	9/24/2010 2:36:16 PM
bid-czar8	$25.00	$25.00	9/24/2010 2:37:26 PM
reward-adventure	$50.00	$50.00	9/24/2010 3:32:18 PM
Interstate_Rate	$147.47	$147.47	9/25/2010 10:47:41 AM
Comoparklender	$25.00	$25.00	9/25/2010 7:47:03 PM
Vreet	$50.00	$50.00	9/25/2010 11:12:13 PM
SPB	$25.00	$25.00	9/26/2010 5:53:34 AM
momoney2lend	$25.00	$25.00	9/26/2010 7:27:23 PM
patriot897	$25.00	$25.00	9/27/2010 1:09:59 PM
octoberfresh	$25.00	$25.00	9/27/2010 2:20:59 PM
b-rent	$25.00	$25.00	9/27/2010 2:51:16 PM
dedicated-diversification5	$125.00	$83.91	9/27/2010 3:03:07 PM
reflective-rupee	$25.00	$25.00	9/28/2010 3:24:29 PM
SFBank	$300.00	$300.00	9/28/2010 6:39:16 PM
well-mannered-income3	$25.00	$25.00	9/29/2010 9:55:55 AM
ore-healer6	$25.00	$25.00	9/29/2010 1:24:53 PM
surgeon3	$50.00	$50.00	9/29/2010 7:35:49 PM
enchanted-note	$25.00	$25.00	9/30/2010 6:23:08 AM
preventivepestcontrol	$100.00	$100.00	9/30/2010 10:46:16 AM
a-plentiful-loyalty	$50.00	$50.00	9/30/2010 3:25:18 PM
340	$25.00	$25.00	9/30/2010 10:13:17 PM
WinterUSMC	$25.00	$25.00	9/30/2010 10:53:28 PM
glenium	$25.00	$25.00	10/1/2010 4:57:22 AM
irrelevant	$25.00	$25.00	10/1/2010 6:39:53 AM
gold-cluster	$100.00	$100.00	10/1/2010 9:10:53 AM
Leshan	$33.33	$33.33	10/1/2010 8:03:25 AM
aquistoyraul	$25.00	$25.00	10/1/2010 10:50:03 AM
ultimate-peace	$150.00	$150.00	10/1/2010 1:41:29 PM
villagers	$25.00	$25.00	9/24/2010 2:32:57 PM
kulender	$50.00	$50.00	9/24/2010 2:33:57 PM
6moonbeams	$25.00	$25.00	9/24/2010 2:35:59 PM
agiovasil	$25.00	$25.00	9/24/2010 2:35:47 PM
rescue	$100.00	$100.00	9/24/2010 2:38:18 PM
a-bountiful-trade	$25.00	$25.00	9/24/2010 4:00:17 PM
dollardave	$100.00	$100.00	9/24/2010 4:48:30 PM
bountiful-durability	$100.00	$100.00	9/24/2010 7:12:11 PM
nletunic	$50.00	$50.00	9/25/2010 12:00:58 AM
consummate-loyalty1	$100.00	$100.00	9/25/2010 3:34:37 AM
simplelender80	$25.00	$25.00	9/25/2010 2:12:07 PM
AF-Chief	$50.00	$50.00	9/26/2010 1:01:59 AM
musegaze	$100.00	$100.00	9/27/2010 7:13:40 AM
danthemon35	$25.00	$25.00	9/27/2010 3:01:39 PM
gold-channel2	$50.00	$50.00	9/27/2010 3:01:53 PM
Bob450	$25.00	$25.00	9/28/2010 10:36:44 PM
curriculum7	$25.00	$25.00	9/29/2010 1:18:49 PM
courteous-kindness1	$25.00	$25.00	9/29/2010 8:03:04 PM
doopers	$25.00	$25.00	9/29/2010 10:19:17 PM
a-resplendent-commitment	$50.00	$50.00	9/29/2010 9:48:13 PM
glroark	$50.00	$50.00	9/30/2010 5:58:11 AM
ethicalhumanist	$25.00	$25.00	9/30/2010 12:25:02 PM
Brighter_Future	$25.00	$25.00	9/30/2010 2:36:26 PM
Rule62	$25.00	$25.00	9/30/2010 12:36:33 PM
realtormoises	$25.00	$25.00	9/30/2010 1:19:35 PM
patriot384	$60.00	$60.00	9/30/2010 2:38:46 PM
exponential-peace5	$25.00	$25.00	9/30/2010 3:36:50 PM
TakeCare	$50.00	$50.00	9/30/2010 5:46:18 PM
blissful-gain	$50.00	$50.00	9/30/2010 9:33:54 PM
trumpeter5	$50.00	$50.00	9/30/2010 6:28:00 PM
Sudoku	$100.00	$100.00	9/30/2010 11:22:59 PM
master648	$30.00	$30.00	10/1/2010 5:50:22 AM
Shanester	$25.00	$25.00	10/1/2010 7:04:37 AM
Fillinganeed	$25.00	$25.00	10/1/2010 8:11:31 AM
manatee21	$50.00	$50.00	10/1/2010 8:37:14 AM
Ven58	$25.00	$25.00	10/1/2010 9:52:46 AM
goodhearted-basis4	$25.00	$25.00	10/1/2010 9:16:18 AM
moola-monger9	$50.00	$50.00	10/1/2010 10:54:50 AM
gothampark	$25.00	$25.00	10/1/2010 12:27:43 PM
druidpoet	$27.00	$27.00	10/1/2010 11:51:42 AM
mkvance	$43.29	$43.29	10/1/2010 1:46:51 PM
72 bids
Borrower Payment Dependent Notes Series 476862
This series of Notes was issued and sold upon the funding of the borrower loan #44677, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,600.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%	Auction start date:	Sep-27-2010
				Auction end date:	Oct-03-2010

Starting lender yield:	32.00%	Starting borrower rate/APR:	33.00% / 36.68%	Starting monthly payment:	$335.25
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 31.05%	Final monthly payment:	$312.31

Auction yield range:	10.79% - 32.00%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Apr-1987	Debt/Income ratio:	15%
Credit score:	640-659 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 10	Length of status:	9y 0m
Amount delinquent:	$0	Total credit lines:	31	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$16,206	Stated income:	$100,000+
Delinquencies in last 7y:	6	Bankcard utilization:	66%
		Homeownership:	Yes
Screen name:	durability-halo8	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
2 Cars down - Major repairs
Purpose of loan:
This loan will be used to?
I need a short term loan to cover expenses of auto repair for two vehicles used by my college age children. One car lost to engine repair, the other lost to rear-end collision and inadequate market value of vehicle to get sufficient funds to replace. This loan will allow me to take the financial pressure off the kids for car needs.

My financial situation:

Net income: $6000/month

Major Monthly Recurring Expenses:
Housing: $1400 Auto: $600

I have posted with a higher interest rate because i plan to keep the term very short. Please assist me if you possibly can.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: why didn't you use a credit card for this or other financing? - beakerfish
A: I don't have a single source of credit that will allow me to pay off my existing 401K loan. This loan will be used to pay off a 401K loan so I can make a larger loan to myself to restructure my outstanding debt. The car issues pushed me to make this move. I will use the new 401K loan proceeds to pay off this prosper loan. (Sep-28-2010)
Q: What is the approx. sum of all your monthly expenses please. thank you - Tono
A: My monthly budget including incidentals and education expenses runs $4800 In addition 8% of my income going to my 401K each month. (Sep-30-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

kulender	$50.00	$50.00	9/27/2010 3:31:44 PM
tech310	$50.00	$50.00	9/27/2010 3:35:31 PM
AlexTrep	$50.00	$50.00	9/27/2010 3:35:44 PM
6moonbeams	$25.00	$25.00	9/27/2010 3:37:27 PM
lendstats_com	$25.00	$25.00	9/27/2010 3:32:38 PM
a-bountiful-trade	$25.00	$25.00	9/27/2010 3:41:43 PM
handshake5	$50.00	$50.00	9/27/2010 3:37:53 PM
Comoparklender	$40.00	$40.00	9/27/2010 3:49:20 PM
consummate-loyalty1	$100.00	$100.00	9/27/2010 3:50:20 PM
villagers	$50.00	$50.00	9/27/2010 3:58:25 PM
musegaze	$100.00	$100.00	9/27/2010 4:00:43 PM
lendstats_com	$175.00	$175.00	9/27/2010 5:19:46 PM
AF-Chief	$50.00	$50.00	9/27/2010 5:43:27 PM
the-silver-blaster	$50.00	$50.00	9/28/2010 12:27:26 PM
best-ingenious-funds	$25.00	$25.00	9/28/2010 3:24:26 PM
asiaratt	$50.00	$50.00	9/28/2010 3:37:44 PM
Bob450	$25.00	$25.00	9/28/2010 10:41:57 PM
ingenious-deal6	$25.00	$25.00	9/28/2010 10:52:09 PM
psa1995	$25.00	$25.00	9/29/2010 12:29:53 PM
larrybird	$25.00	$25.00	9/29/2010 1:32:29 PM
thrifty-capital	$25.00	$25.00	9/29/2010 1:02:19 PM
papaloha	$25.00	$25.00	9/30/2010 3:39:36 AM
important-openness1	$100.00	$100.00	9/30/2010 3:39:29 AM
JoyfulVegetarian	$25.00	$25.00	9/30/2010 9:38:48 AM
108lender	$100.00	$100.00	9/30/2010 11:17:11 AM
fairness-kayak	$25.00	$25.00	9/30/2010 1:13:41 PM
bill-mushroom	$25.00	$25.00	9/30/2010 3:01:14 PM
momoney2lend	$25.00	$25.00	9/30/2010 3:00:49 PM
kegs	$100.00	$100.00	9/30/2010 3:07:02 PM
ferocious-exchange3	$50.00	$50.00	9/30/2010 3:03:55 PM
nickel-hickory	$25.00	$25.00	9/30/2010 3:53:07 PM
trade-caper	$25.00	$25.00	9/30/2010 4:58:15 PM
gold-channel2	$25.00	$25.00	9/30/2010 6:17:52 PM
helping-out	$34.66	$34.66	10/1/2010 6:15:56 AM
well-mannered-marketplace5	$25.00	$25.00	10/1/2010 8:54:21 AM
S-Master	$50.00	$50.00	10/1/2010 10:14:37 AM
inspiring-reward	$37.00	$37.00	10/1/2010 1:12:48 PM
Vreet	$50.00	$50.00	10/1/2010 11:59:18 AM
on_your_side	$25.00	$25.00	10/1/2010 2:34:47 PM
selfmademan	$25.00	$25.00	10/1/2010 2:44:17 PM
MissionMicroFinance	$25.00	$25.00	10/1/2010 2:45:18 PM
1nvest	$25.00	$25.00	10/1/2010 2:45:26 PM
r0b3m4n	$25.00	$25.00	10/1/2010 2:46:00 PM
yomanie	$35.65	$35.65	10/1/2010 2:46:03 PM
stock106	$25.00	$25.00	10/1/2010 2:46:13 PM
bzlbub	$50.00	$50.00	10/1/2010 2:46:42 PM
jlr613	$33.03	$33.03	10/1/2010 2:34:14 PM
Jloaner	$100.00	$100.00	10/1/2010 2:34:51 PM
Learning2Lend	$50.00	$50.00	10/1/2010 2:47:17 PM
yield-aurora	$25.00	$25.00	10/1/2010 2:47:30 PM
new-social-economist	$80.00	$80.00	10/1/2010 2:47:50 PM
RMB-Investments	$25.00	$25.00	10/1/2010 2:34:48 PM
the-skillful-value	$50.00	$50.00	10/1/2010 2:48:40 PM
radiant-loan5	$200.00	$200.00	10/1/2010 2:45:16 PM
InvestorPartners	$25.00	$25.00	10/1/2010 2:45:52 PM
TheColoradoDon	$25.00	$25.00	10/1/2010 2:45:57 PM
social-conductor4	$25.00	$25.00	10/1/2010 2:45:12 PM
ouyangers	$25.00	$25.00	10/1/2010 2:46:38 PM
LAM26	$25.00	$25.00	10/1/2010 2:50:09 PM
dough-bear	$25.87	$25.87	10/1/2010 2:46:43 PM
SF2Berlin	$25.00	$25.00	10/1/2010 2:45:56 PM
samo102us	$25.00	$25.00	10/1/2010 2:46:07 PM
MTlender	$25.00	$25.00	10/1/2010 2:46:21 PM
finance-magma7	$100.00	$22.30	10/1/2010 2:51:28 PM
orange-astute-finance	$25.00	$25.00	10/1/2010 2:48:11 PM
Speculator	$50.00	$50.00	10/1/2010 2:47:34 PM
life-is-great	$50.00	$50.00	10/1/2010 2:47:36 PM
runner262	$25.00	$25.00	10/1/2010 2:48:45 PM
jamiee73	$25.00	$25.00	10/1/2010 2:48:53 PM
thrifty-return	$35.00	$35.00	10/1/2010 2:48:17 PM
extraordinary-transaction	$25.00	$25.00	10/1/2010 2:49:04 PM
thankful-dollar6	$25.00	$25.00	10/1/2010 2:49:17 PM
contract-game-changer	$35.00	$35.00	10/1/2010 2:49:57 PM
cool_kubera	$50.00	$50.00	10/1/2010 2:49:22 PM
copper	$50.00	$50.00	10/1/2010 2:49:42 PM
jono9999	$47.57	$47.57	10/1/2010 2:50:06 PM
wwwUniversal	$25.00	$25.00	10/1/2010 3:04:21 PM
abundant-credit6	$25.00	$25.00	10/1/2010 2:51:24 PM
richboy56	$25.00	$25.00	10/1/2010 2:51:05 PM
b2m80s	$25.00	$25.00	10/1/2010 2:51:23 PM
missing-link	$25.00	$25.00	10/1/2010 2:51:26 PM
MechEngLender	$25.00	$25.00	10/1/2010 3:43:01 PM
brother_tam	$500.00	$500.00	10/2/2010 4:16:36 AM
cash-spark3	$50.00	$50.00	10/2/2010 2:29:14 AM
new-social-economist	$80.00	$80.00	10/2/2010 9:51:41 AM
payment-halo	$25.00	$25.00	10/2/2010 1:42:41 PM
ethicalhumanist	$50.00	$50.00	10/2/2010 4:41:19 PM
frogperson	$100.00	$100.00	10/3/2010 9:31:44 AM
squarebob	$25.00	$25.00	10/3/2010 9:59:44 AM
bid-czar8	$25.00	$25.00	9/27/2010 3:39:05 PM
bountiful-durability	$100.00	$100.00	9/27/2010 3:47:29 PM
rescue	$50.00	$50.00	9/27/2010 3:41:30 PM
simplelender80	$250.00	$250.00	9/27/2010 3:48:23 PM
b-rent	$25.00	$25.00	9/27/2010 3:53:58 PM
money-bauble	$100.00	$100.00	9/29/2010 11:38:44 AM
gallant-economy9	$25.00	$25.00	9/29/2010 1:32:30 PM
Artist_Blue	$25.00	$25.00	9/30/2010 7:58:06 AM
jubilant-auction5	$25.00	$25.00	9/30/2010 10:53:55 AM
bold-careful-finance	$25.00	$25.00	9/30/2010 3:00:57 PM
treasure-bliss	$50.00	$50.00	9/30/2010 3:07:16 PM
head	$25.00	$25.00	10/1/2010 2:22:00 AM
geniusj	$25.00	$25.00	10/1/2010 3:27:42 AM
Katburg	$25.00	$25.00	10/1/2010 6:14:49 AM
ColoradoCamping	$50.00	$50.00	10/1/2010 7:23:40 AM
irrelevant	$25.00	$25.00	10/1/2010 6:28:23 AM
lagnisiruk	$25.00	$25.00	10/1/2010 7:59:49 AM
nicklds	$25.00	$25.00	10/1/2010 9:23:14 AM
eadamson	$50.00	$50.00	10/1/2010 9:34:16 AM
escharfer	$25.00	$25.00	10/1/2010 9:35:47 AM
delivery	$25.00	$25.00	10/1/2010 9:42:57 AM
MADAOO7	$31.12	$31.12	10/1/2010 9:38:56 AM
first-listing-expert	$25.00	$25.00	10/1/2010 10:23:21 AM
asmithj	$43.48	$43.48	10/1/2010 1:33:07 PM
spsavage	$25.00	$25.00	10/1/2010 2:44:10 PM
nodrivelpls	$25.00	$25.00	10/1/2010 2:46:18 PM
GMOD026	$25.00	$25.00	10/1/2010 2:46:23 PM
GElender	$25.00	$25.00	10/1/2010 2:28:36 PM
macgeek	$50.00	$50.00	10/1/2010 2:46:55 PM
generous-deal6	$40.48	$40.48	10/1/2010 2:34:46 PM
dbmurch	$25.00	$25.00	10/1/2010 2:47:19 PM
astute-dollar	$50.00	$50.00	10/1/2010 2:47:49 PM
Zingaro	$25.00	$25.00	10/1/2010 2:47:54 PM
burrito6	$25.00	$25.00	10/1/2010 2:34:50 PM
DeutscheBank	$25.00	$25.00	10/1/2010 2:47:59 PM
balance-warrior	$25.00	$25.00	10/1/2010 2:48:10 PM
lcole32	$25.00	$25.00	10/1/2010 2:48:48 PM
seisen	$100.00	$100.00	10/1/2010 2:49:00 PM
KiwiElf	$30.00	$30.00	10/1/2010 2:44:28 PM
funfamilyX4	$25.00	$25.00	10/1/2010 2:49:08 PM
sensible-trade	$50.00	$50.00	10/1/2010 2:49:14 PM
teller	$25.00	$25.00	10/1/2010 2:49:18 PM
a-power-amigo	$25.00	$25.00	10/1/2010 2:49:27 PM
affluence-tycoon	$25.00	$25.00	10/1/2010 2:46:44 PM
Sateesh	$100.00	$100.00	10/1/2010 2:46:50 PM
jplatypus	$25.00	$25.00	10/1/2010 2:46:04 PM
active-market	$53.79	$53.79	10/1/2010 2:47:13 PM
red-power-pecan	$32.51	$32.51	10/1/2010 2:47:18 PM
PatRichi	$25.00	$25.00	10/1/2010 2:46:16 PM
xzec777	$25.00	$25.00	10/1/2010 2:46:24 PM
hopeful-asset9	$25.00	$25.00	10/1/2010 2:51:16 PM
mdf	$50.00	$50.00	10/1/2010 2:46:37 PM
mla	$25.00	$25.00	10/1/2010 2:47:45 PM
ramsba	$50.00	$50.00	10/1/2010 2:47:23 PM
yngling	$27.54	$27.54	10/1/2010 2:47:26 PM
bettndon	$50.00	$50.00	10/1/2010 2:48:47 PM
ktradtke	$25.00	$25.00	10/1/2010 2:48:55 PM
mtquan	$25.00	$25.00	10/1/2010 2:49:11 PM
red-unequivocal-finance	$25.00	$25.00	10/1/2010 2:48:42 PM
Rogesparkguy	$25.00	$25.00	10/1/2010 2:50:23 PM
iolaire	$25.00	$25.00	10/1/2010 2:50:17 PM
YurshotCapital	$50.00	$50.00	10/1/2010 2:50:26 PM
IIP77	$25.00	$25.00	10/1/2010 2:51:07 PM
Dowanhill	$50.00	$50.00	10/1/2010 2:51:12 PM
BeanCownter	$25.00	$25.00	10/1/2010 2:51:25 PM
kttalamo	$25.00	$25.00	10/1/2010 7:48:31 PM
beakerfish	$50.00	$50.00	10/1/2010 6:12:08 PM
FinanceEngine	$25.00	$25.00	10/1/2010 7:18:28 PM
Helenska11	$25.00	$25.00	10/1/2010 9:27:50 PM
johnk317	$50.00	$50.00	10/2/2010 4:41:44 AM
Pu239	$60.00	$60.00	10/2/2010 8:36:26 PM
word140	$25.00	$25.00	10/3/2010 6:35:23 AM
nickel-demon2	$250.00	$250.00	10/3/2010 6:01:30 AM
G-Love	$300.00	$300.00	10/3/2010 6:07:49 AM
163 bids
Borrower Payment Dependent Notes Series 476880
This series of Notes was issued and sold upon the funding of the borrower loan #44668, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.8%	Auction start date:	Sep-27-2010
				Auction end date:	Oct-03-2010

Starting lender yield:	24.75%	Starting borrower rate/APR:	25.75% / 29.67%	Starting monthly payment:	$60.24
Final lender yield:	11.50%	Final borrower rate/APR:	12.50% / 16.12%	Final monthly payment:	$50.18

Auction yield range:	10.79% - 24.75%	Estimated loss impact:	10.04%
Lender servicing fee:	1.00%	Estimated return:	1.46%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Oct-1997	Debt/Income ratio:	11%
Credit score:	720-739 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 4	Length of status:	22y 3m
Amount delinquent:	$0	Total credit lines:	23	Occupation:	Analyst
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$227	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	1	Bankcard utilization:	5%
		Homeownership:	No
Screen name:	Daddyjaxx	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	59 ( 100% )	720-739 (Latest)
Principal borrowed:	$6,401.00	< 31 days late:	0 ( 0% )	560-579 (Apr-2008) 640-659 (Jun-2007)
Principal balance:	$0.01	31+ days late:	0 ( 0% )
Total payments billed:	59
Description
Buffer money
Purpose of loan:
To keep my 10k buffer in my checking account and to try to rebuild my credit more.Car insurance renewal is coming up and I would like to use some of the money to pay the six month premium
My financial situation:
I am a good candidate for this loan because I have had two previous Prosper loans paid in full with not one late payment in 60 payments.? I do not believe that I can increase my credit score anymore due to the previous chapter 7 in July 2004 and charge offs from the BK still on my report, but I am trying.? The only reason I believe that I could be a rating of D on Prosper with this credit score are these factors.? Nine more months and all of the charge offs should disappear from my credit, but the BK I have to live with for four more years.

I do NOT have an any delinquencies on my credit report. This was reported AFTER I filed for BK. When you file BK, you are not obligated to pay. I would dispute it, but I'm afraid disputing it would be activity on the account and would remain for seven more years.I'd rather leave it be and let it drop off on its own next year

Monthly net income: $3200.00

Monthly expenses: $?
Housing: $ 850.00
??Insurance: $ 0
??Car expenses: $500.00 (car payment and fuel)
??Utilities: $100
??Phone, cable, internet: $ 230
??Food, entertainment: $400 (I travel a lot for business and do not have my own food expenses as the company picks up the tab)
??Clothing, household expenses $Varies upon need (Who buys clothing every month?)
??Credit cards and other loans: $ Varies upon use
??Other expenses: $0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Aberdeen	$400.00	$400.00	9/27/2010 3:50:16 PM
atomantic	$50.00	$50.00	9/27/2010 6:59:12 PM
redwraith	$25.00	$25.00	9/29/2010 10:27:21 PM
Gandalf0001	$50.00	$50.00	9/30/2010 6:23:21 PM
JerryB96	$25.00	$25.00	9/30/2010 8:33:47 PM
Jofga	$25.00	$25.00	10/1/2010 10:12:16 AM
jhouman	$25.00	$25.00	10/1/2010 2:44:43 PM
CA_Lender	$25.00	$25.00	10/1/2010 5:12:59 PM
ralf206	$25.00	$25.00	10/1/2010 11:31:06 PM
loan-adventurer7	$36.00	$36.00	10/1/2010 11:42:22 PM
rpd1211	$25.00	$25.00	10/2/2010 7:48:22 AM
loanermn	$25.00	$25.00	10/2/2010 8:51:03 AM
payout-reaction740	$25.00	$25.00	10/2/2010 9:09:28 PM
thisbucksforu	$25.00	$25.00	10/3/2010 5:08:50 AM
Aberdeen	$400.00	$194.39	9/27/2010 3:50:18 PM
wlm3012	$25.00	$25.00	9/28/2010 12:15:53 PM
marwadi-62	$300.00	$300.00	9/30/2010 6:48:57 PM
JJ-Loans	$50.00	$50.00	10/1/2010 9:21:02 AM
djalan	$39.61	$39.61	10/1/2010 7:52:42 AM
FinanceEngine	$30.00	$30.00	10/1/2010 2:49:22 PM
dstolars	$25.00	$25.00	10/1/2010 3:28:19 PM
sweety075	$25.00	$25.00	10/1/2010 7:55:05 PM
smarva	$25.00	$25.00	10/2/2010 4:36:16 PM
23 bids
Borrower Payment Dependent Notes Series 477054
This series of Notes was issued and sold upon the funding of the borrower loan #44654, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%	Auction start date:	Sep-27-2010
				Auction end date:	Oct-01-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$102.73
Final lender yield:	25.50%	Final borrower rate/APR:	26.50% / 30.03%	Final monthly payment:	$101.39

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.43%
Lender servicing fee:	1.00%	Estimated return:	14.07%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Aug-1990	Debt/Income ratio:	31%
Credit score:	640-659 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	17 / 16	Length of status:	2y 9m
Amount delinquent:	$0	Total credit lines:	31	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$7,532	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	1	Bankcard utilization:	45%
		Homeownership:	No
Screen name:	radiant-camaraderi987	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying an Engagement Ring
Purpose of loan:
This loan will be used to buy an engagement ring for my girl friend of 2 years.? I have recently?purchased the base ring and plan on purchasing a diamond from a wholesale jeweler (family friend) as well as have him finish the ring and certify the finished product.

My financial situation:
I am a good candidate for this loan because I have recently finished my MBA and will now be able to devote more time into creating wealth for both myself and my future fiance.? I?currently work for?a Fortune 500 company (for almost three years now) and will soon be taking on more responsibility.? I am three years into a five year car note, have no rent, and only have further debt related to federal student loans.

Monthly net income: $ 3250

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 150
??Car expenses: $ 350
??Utilities: $ 0
??Phone, cable, internet: $?150
??Food, entertainment: $?200
??Clothing, household expenses $ 100
??Credit cards and other loans: $?0
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

tech310	$50.00	$50.00	9/27/2010 3:35:35 PM
DHolly	$25.00	$25.00	9/29/2010 6:03:29 AM
AceHiStr8	$50.00	$50.00	9/29/2010 10:14:22 AM
AmericanBeach	$30.00	$30.00	9/30/2010 1:18:19 PM
NickRac	$30.00	$30.00	9/30/2010 12:40:46 PM
exchange-dreams	$25.00	$25.00	9/30/2010 7:31:56 PM
4mydaughterseducation	$25.00	$25.00	9/30/2010 7:29:14 PM
red-ready-principal	$25.00	$25.00	9/30/2010 8:26:56 PM
beakerfish	$50.00	$50.00	9/30/2010 9:45:01 PM
scroooge	$25.00	$25.00	10/1/2010 4:19:06 AM
Brown98	$25.00	$25.00	9/27/2010 3:43:20 PM
transaction-circuit	$50.00	$50.00	9/27/2010 3:45:38 PM
SolarMoonshine	$25.00	$25.00	9/27/2010 6:24:54 PM
lendstats_com	$100.00	$100.00	9/28/2010 6:49:00 AM
vine99	$40.00	$40.00	9/28/2010 7:47:03 PM
economy-popcorn	$25.00	$25.00	9/29/2010 5:52:55 AM
CashFlow13	$2,500.00	$1,575.00	9/29/2010 5:44:39 PM
EngineersAlliance	$150.00	$150.00	9/29/2010 5:47:13 PM
surgeon3	$25.00	$25.00	9/29/2010 7:26:08 PM
frogperson	$150.00	$150.00	9/30/2010 9:01:19 AM
20 bids
Borrower Payment Dependent Notes Series 477242
This series of Notes was issued and sold upon the funding of the borrower loan #44674, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%	Auction start date:	Sep-27-2010
				Auction end date:	Oct-01-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$82.19
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 31.05%	Final monthly payment:	$82.19

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Aug-1996	Debt/Income ratio:	5%
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	17y 9m
Amount delinquent:	$0	Total credit lines:	42	Occupation:	Tradesman - Mechani...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$715	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	14	Bankcard utilization:	71%
		Homeownership:	Yes
Screen name:	receptive-worth8	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Refinance existing loan
Purpose of loan:
This loan will be used to? Refinance an existing 401k loan.

My financial situation:
I am a good candidate for this loan because?
Loan will be repaid within two weeks.
Monthly net income: $ 5200

Monthly expenses: $
??Housing: $ 3400
??Insurance: $ 226
??Car expenses: $ 0
??Utilities: $ 180
??Phone, cable, internet: $ 60
??Food, entertainment: $ 300
??Clothing, household expenses $?
??Credit cards and other loans: $ 0
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Do you have any equity in your home? Why did you need to borrow from your 401(k)? Thanks. - squarebob
A: Yes we have equity. We have most of the money in cash to refinance, was just a little short. Thought this would also establish a relationship for any future transactions. (Sep-30-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

kulender	$25.00	$25.00	9/27/2010 3:31:53 PM
AlexTrep	$50.00	$50.00	9/27/2010 3:36:57 PM
rescue	$100.00	$100.00	9/27/2010 3:44:33 PM
transaction-circuit	$50.00	$50.00	9/27/2010 3:45:40 PM
bountiful-durability	$100.00	$100.00	9/27/2010 3:47:37 PM
consummate-loyalty1	$100.00	$100.00	9/27/2010 3:50:29 PM
SqueezeKing	$25.00	$25.00	9/27/2010 3:46:09 PM
b-rent	$25.00	$25.00	9/27/2010 3:54:04 PM
EBITDA	$25.00	$25.00	9/27/2010 3:59:03 PM
SolarMoonshine	$25.00	$25.00	9/27/2010 6:25:54 PM
villagers	$50.00	$50.00	9/28/2010 12:27:09 PM
Comoparklender	$40.00	$40.00	9/28/2010 3:30:44 PM
ingenious-deal6	$25.00	$25.00	9/28/2010 10:52:15 PM
the-silver-blaster	$50.00	$50.00	9/29/2010 10:05:18 AM
thrifty-capital	$25.00	$25.00	9/29/2010 1:02:21 PM
Artist_Blue	$25.00	$25.00	9/30/2010 7:58:12 AM
integrity-doctor	$100.00	$100.00	9/30/2010 12:54:57 PM
marwadi-62	$100.00	$100.00	9/30/2010 6:51:48 PM
wwwUniversal	$25.00	$25.00	10/1/2010 5:18:21 AM
irrelevant	$25.00	$25.00	10/1/2010 6:39:58 AM
tech310	$50.00	$50.00	9/27/2010 3:35:42 PM
6moonbeams	$25.00	$25.00	9/27/2010 3:37:36 PM
handshake5	$50.00	$50.00	9/27/2010 3:38:03 PM
a-bountiful-trade	$25.00	$25.00	9/27/2010 3:41:48 PM
bid-czar8	$25.00	$25.00	9/27/2010 3:39:11 PM
simplelender80	$250.00	$250.00	9/27/2010 3:48:33 PM
RebuildALife	$25.00	$25.00	9/27/2010 4:23:43 PM
agiovasil	$25.00	$25.00	9/27/2010 10:32:41 PM
nickel-position	$25.00	$25.00	9/28/2010 11:08:59 AM
musegaze	$100.00	$100.00	9/28/2010 1:28:43 PM
money-bauble	$100.00	$100.00	9/29/2010 11:38:53 AM
jpollar	$25.00	$25.00	9/29/2010 11:37:53 PM
asiaratt	$50.00	$50.00	9/30/2010 3:39:19 AM
frogperson	$150.00	$60.00	9/30/2010 9:01:55 AM
interstellar	$50.00	$50.00	9/30/2010 9:50:03 AM
FinanceEngine	$25.00	$25.00	9/30/2010 4:51:06 PM
Dutchhunter	$50.00	$50.00	10/1/2010 2:17:33 AM
brwnidgirl	$50.00	$50.00	10/1/2010 7:11:07 AM
38 bids
Borrower Payment Dependent Notes Series 477746
This series of Notes was issued and sold upon the funding of the borrower loan #44664, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.8%	Auction start date:	Sep-30-2010
				Auction end date:	Oct-02-2010

Starting lender yield:	24.75%	Starting borrower rate/APR:	25.75% / 31.75%	Starting monthly payment:	$40.16
Final lender yield:	24.75%	Final borrower rate/APR:	25.75% / 31.75%	Final monthly payment:	$40.16

Auction yield range:	10.79% - 24.75%	Estimated loss impact:	10.41%
Lender servicing fee:	1.00%	Estimated return:	14.34%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Sep-1999	Debt/Income ratio:	21%
Credit score:	700-719 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	12 / 11	Length of status:	1y 6m
Amount delinquent:	$541	Total credit lines:	29	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$1,735	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	22%
		Homeownership:	Yes
Screen name:	courageous-p2p	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 100% )	700-719 (Latest)
Principal borrowed:	$1,000.00	< 31 days late:	0 ( 0% )	700-719 (Sep-2009)
Principal balance:	$698.84	31+ days late:	0 ( 0% )
Total payments billed:	12
Description
Need Loan For a Couple Of Months
Purpose of loan:
Will be used for emergency bills?my son had to go to several specialists that were not covered by health insurance completely and we had to pay out of pocket. I need this loan for my other bills and will be payed off in a couple of months as I get caught up. Thanks!

My financial situation:
I am a good candidate for this loan because I have a steady job and great work history

Monthly net income: $? 65,000

Thanks!

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

a-bountiful-trade	$25.00	$25.00	9/30/2010 2:40:41 PM
IPG1	$25.00	$25.00	9/30/2010 2:39:39 PM
agiovasil	$25.00	$25.00	9/30/2010 2:46:46 PM
AF-Chief	$25.00	$25.00	9/30/2010 3:02:27 PM
patriot897	$25.00	$25.00	9/30/2010 3:04:39 PM
6moonbeams	$25.00	$25.00	9/30/2010 3:08:17 PM
penny-plato	$25.00	$25.00	9/30/2010 3:39:17 PM
SolarMoonshine	$25.00	$25.00	9/30/2010 6:00:56 PM
drcoop	$25.00	$25.00	10/1/2010 1:30:29 AM
Cai8899	$50.00	$35.93	10/1/2010 1:14:16 AM
rakem777	$25.00	$25.00	10/1/2010 6:33:44 AM
reflective-rupee	$100.00	$100.00	10/1/2010 10:06:38 AM
dollardave	$100.00	$100.00	10/1/2010 4:04:00 PM
GElender	$25.00	$25.00	9/30/2010 2:47:50 PM
handshake5	$100.00	$100.00	9/30/2010 2:44:30 PM
brother_tam	$50.00	$50.00	9/30/2010 2:44:33 PM
bid-czar8	$25.00	$25.00	9/30/2010 2:44:46 PM
ingenious-deal6	$25.00	$25.00	9/30/2010 2:47:07 PM
kulender	$28.07	$28.07	9/30/2010 3:45:19 PM
contract-giant	$25.00	$25.00	9/30/2010 7:27:59 PM
Artist_Blue	$25.00	$25.00	9/30/2010 7:57:52 PM
tech310	$50.00	$50.00	10/1/2010 1:35:21 AM
prodigy525	$25.00	$25.00	10/1/2010 6:45:45 AM
brwnidgirl	$50.00	$50.00	10/1/2010 7:06:36 AM
850	$50.00	$50.00	10/1/2010 10:33:20 PM
loan-adventurer7	$36.00	$36.00	10/2/2010 12:38:29 AM
26 bids
Borrower Payment Dependent Notes Series 477760
This series of Notes was issued and sold upon the funding of the borrower loan #44645, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%	Auction start date:	Sep-30-2010
				Auction end date:	Oct-04-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$67.85
Final lender yield:	24.00%	Final borrower rate/APR:	25.00% / 28.90%	Final monthly payment:	$59.64

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	25.38%
Lender servicing fee:	1.00%	Estimated return:	-1.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Mar-1989	Debt/Income ratio:	12%
Credit score:	640-659 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 5	Length of status:	6y 2m
Amount delinquent:	$0	Total credit lines:	39	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,238	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	2	Bankcard utilization:	101%
		Homeownership:	Yes
Screen name:	yewtahman	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	36 ( 100% )	640-659 (Latest)
Principal borrowed:	$2,000.00	< 31 days late:	0 ( 0% )	600-619 (Sep-2007)
Principal balance:	$0.07	31+ days late:	0 ( 0% )
Total payments billed:	36
Description
Home improvement loan
Purpose of loan:
This loan will be used to begin finishing my basement for a room for my 11 year old boy.

My financial situation:
I am a good candidate for this loan because I have a stable job, paid off my last prosper loan and am only asking for a small amount.

Monthly net income: $ 4700

Monthly expenses: $
??Housing: $ 1503
??Insurance: $ 150
??Car expenses: $ 450?
??Utilities: $ 250
??Phone, cable, internet: $ 75
??Food, entertainment: $?350
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 85
??Other expenses: $ 25
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Aberdeen	$400.00	$400.00	10/1/2010 1:49:19 PM
Aberdeen	$400.00	$400.00	10/1/2010 1:49:18 PM
portfolio-turbine	$25.00	$25.00	10/2/2010 8:42:22 AM
glroark	$100.00	$100.00	10/2/2010 2:48:26 PM
marwadi-62	$300.00	$300.00	10/3/2010 1:41:07 PM
SolarMoonshine	$25.00	$25.00	10/3/2010 6:12:35 PM
rakem777	$25.00	$25.00	10/4/2010 7:28:18 AM
economy-popcorn	$25.00	$25.00	10/4/2010 4:55:49 AM
atlas100	$50.00	$50.00	10/4/2010 7:50:52 AM
Top_Gun_Lender	$34.26	$34.26	10/1/2010 8:16:01 PM
bughead	$25.00	$25.00	10/2/2010 6:54:08 PM
neorunner	$25.00	$25.00	10/2/2010 8:38:02 PM
DasMula	$25.00	$25.00	10/3/2010 4:34:46 PM
showmethemoney5	$27.50	$27.50	10/3/2010 12:35:17 PM
lendstats_com	$200.00	$13.24	10/3/2010 6:59:08 PM
15 bids
Borrower Payment Dependent Notes Series 477794
This series of Notes was issued and sold upon the funding of the borrower loan #44661, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.8%	Auction start date:	Sep-30-2010
				Auction end date:	Oct-01-2010

Starting lender yield:	24.75%	Starting borrower rate/APR:	25.75% / 29.26%	Starting monthly payment:	$120.47
Final lender yield:	24.75%	Final borrower rate/APR:	25.75% / 29.27%	Final monthly payment:	$120.47

Auction yield range:	10.79% - 24.75%	Estimated loss impact:	10.41%
Lender servicing fee:	1.00%	Estimated return:	14.34%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Sep-1972	Debt/Income ratio:	27%
Credit score:	720-739 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 10	Length of status:	4y 6m
Amount delinquent:	$0	Total credit lines:	33	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$56,733	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	1	Bankcard utilization:	95%
		Homeownership:	Yes
Screen name:	PstrJohn	Borrower's state:	NorthCarolina	Borrower's group:	Kingdom Finances
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	68 ( 100% )	720-739 (Latest)
Principal borrowed:	$5,500.00	< 31 days late:	0 ( 0% )	720-739 (Jul-2010) 700-719 (Dec-2009) 700-719 (Sep-2009) 700-719 (Nov-2007)
Principal balance:	$266.59	31+ days late:	0 ( 0% )
Total payments billed:	68
Description
Pay off credit cards
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Whipster	$25.00	$25.00	9/30/2010 7:48:11 PM
brother_tam	$50.00	$50.00	9/30/2010 2:44:34 PM
bid-czar8	$25.00	$25.00	9/30/2010 2:44:48 PM
a-bountiful-trade	$25.00	$25.00	9/30/2010 2:40:42 PM
ingenious-deal6	$25.00	$25.00	9/30/2010 2:47:08 PM
money-bauble	$50.00	$50.00	9/30/2010 3:43:47 PM
contract-giant	$25.00	$25.00	9/30/2010 7:27:58 PM
B-rad_the_Coug	$25.00	$25.00	9/30/2010 9:12:53 PM
tech310	$50.00	$50.00	10/1/2010 1:35:27 AM
Aberdeen	$400.00	$400.00	10/1/2010 4:24:05 AM
Aberdeen	$400.00	$400.00	10/1/2010 4:24:06 AM
Aberdeen	$400.00	$400.00	10/1/2010 4:24:08 AM
sfmf	$25.00	$25.00	9/30/2010 2:40:30 PM
handshake5	$100.00	$100.00	9/30/2010 2:44:31 PM
patriot897	$25.00	$25.00	9/30/2010 3:04:38 PM
6moonbeams	$25.00	$25.00	9/30/2010 3:08:18 PM
GElender	$25.00	$25.00	9/30/2010 3:08:25 PM
AF-Chief	$25.00	$25.00	9/30/2010 3:02:25 PM
Vreet	$50.00	$50.00	9/30/2010 3:02:03 PM
agiovasil	$25.00	$25.00	9/30/2010 3:08:19 PM
Artist_Blue	$25.00	$25.00	9/30/2010 6:17:46 PM
dedicated-diversification5	$104.76	$104.76	9/30/2010 8:34:27 PM
MoneyForNothing	$69.81	$69.81	9/30/2010 5:59:21 PM
Comoparklender	$25.00	$25.00	9/30/2010 6:08:26 PM
zone8	$65.00	$45.43	9/30/2010 10:27:45 PM
Aberdeen	$400.00	$400.00	10/1/2010 4:24:04 AM
Aberdeen	$400.00	$400.00	10/1/2010 4:24:06 AM
golffish2	$100.00	$100.00	10/1/2010 4:50:07 AM
FinanceEngine	$30.00	$30.00	10/1/2010 7:08:03 AM
29 bids
Borrower Payment Dependent Notes Series 476457
This series of Notes was issued and sold upon the funding of the borrower loan #44667, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%	Auction start date:	Sep-23-2010
				Auction end date:	Sep-30-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$90.47
Final lender yield:	33.00%	Final borrower rate/APR:	34.00% / 37.70%	Final monthly payment:	$89.34

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	20.25%
Lender servicing fee:	1.00%	Estimated return:	12.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Feb-2001	Debt/Income ratio:	13%
Credit score:	640-659 (Sep-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	7y 1m
Amount delinquent:	$0	Total credit lines:	8	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$11,689	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	48%
		Homeownership:	No
Screen name:	cordial-wampum2	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to?pay off some of my credit card debts ($500 for CapitolOne and remaining will go towards Bank Of America credit card) just need to catch up on my debts.

My financial situation:
I am a good candidate for this loan because?I have a stable job, steady income, low debt ratio in addition never late on payments

Monthly net income: $
$3200/monthly
Monthly expenses: $
??Housing: $ 1130 (Rent)
??Insurance: $
??Car expenses: $ Paid Off
??Utilities: $ 150
??Phone, cable, internet: $ 100
??Food, entertainment: $ 150
??Clothing, household expenses $ None
??Credit cards and other loans: $ 500
??Other expenses: $ None
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

killdare	$25.00	$25.00	9/24/2010 5:28:06 AM
SolarMoonshine	$25.00	$25.00	9/28/2010 6:28:39 PM
LeoBUSIIT	$25.00	$25.00	9/29/2010 8:51:14 AM
Red-Bull-One	$25.00	$25.00	9/29/2010 12:46:32 PM
SkinnyFish	$25.00	$25.00	9/29/2010 3:27:04 PM
realtormoises	$25.00	$25.00	9/29/2010 3:47:34 PM
FASTIZIO_P	$56.13	$56.13	9/29/2010 4:15:26 PM
Kash2010lu	$25.00	$25.00	9/29/2010 8:16:48 PM
larryboy10	$25.00	$25.00	9/29/2010 8:51:06 PM
skillful-asset5	$25.00	$25.00	9/29/2010 5:25:29 PM
calilending	$25.00	$25.00	9/29/2010 7:05:37 PM
prominence8	$25.00	$25.00	9/29/2010 9:27:23 PM
Snoopylover	$25.00	$25.00	9/29/2010 11:35:46 PM
ralf206	$26.16	$26.16	9/30/2010 7:44:58 AM
gold-cluster	$100.00	$100.00	9/30/2010 7:26:00 AM
income-rocker2	$25.00	$25.00	9/30/2010 8:55:39 AM
Leshan	$33.33	$33.33	9/30/2010 8:00:58 AM
neorunner	$25.00	$25.00	9/30/2010 8:02:32 AM
druidpoet	$30.00	$30.00	9/30/2010 9:39:28 AM
VJ_Financial	$76.05	$76.05	9/30/2010 9:52:30 AM
squarebob	$25.00	$25.00	9/30/2010 10:09:22 AM
friendinmoney	$25.00	$25.00	9/30/2010 11:15:30 AM
penny-plato	$50.00	$50.00	9/24/2010 10:41:36 AM
lendstats_com	$100.00	$100.00	9/24/2010 8:41:10 PM
lendstats_com	$100.00	$100.00	9/28/2010 11:58:58 AM
vine99	$40.00	$40.00	9/28/2010 7:50:47 PM
mrxtravis	$25.75	$25.75	9/29/2010 9:12:18 AM
G-Love	$200.00	$200.00	9/29/2010 10:04:37 AM
minnesotafinancial	$25.00	$25.00	9/29/2010 11:54:42 AM
investment-visionary	$25.00	$25.00	9/29/2010 12:10:58 PM
Huntington	$25.00	$25.00	9/29/2010 4:28:22 PM
dnathe4th	$95.00	$85.18	9/29/2010 3:14:37 PM
lucky2	$25.00	$25.00	9/29/2010 3:00:23 PM
priceless-euro0	$25.00	$25.00	9/29/2010 3:10:15 PM
unger	$75.00	$75.00	9/29/2010 7:54:13 PM
asset-mammal	$25.00	$25.00	9/29/2010 9:43:34 PM
KLcapital	$25.00	$25.00	9/29/2010 8:08:47 PM
Leopoldine	$25.00	$25.00	9/29/2010 10:53:03 PM
rockhound84	$25.00	$25.00	9/30/2010 12:01:20 AM
glenium	$25.00	$25.00	9/30/2010 2:58:40 AM
rlbbank	$25.00	$25.00	9/30/2010 3:04:25 AM
glroark	$50.00	$50.00	9/30/2010 5:44:04 AM
noble-marketplace	$25.00	$25.00	9/30/2010 2:40:32 AM
economy-popcorn	$25.00	$25.00	9/30/2010 6:56:39 AM
aztocas	$25.00	$25.00	9/30/2010 6:57:06 AM
BDS	$49.40	$49.40	9/30/2010 8:17:20 AM
gristle_mcthornbody	$25.00	$25.00	9/30/2010 10:12:42 AM
forthright-trade	$25.00	$25.00	9/30/2010 10:18:41 AM
kwan	$25.00	$25.00	9/30/2010 9:45:24 AM
new-social-economist	$50.00	$50.00	9/30/2010 10:24:36 AM
social-zebra	$28.00	$28.00	9/30/2010 11:15:28 AM
51 bids
Borrower Payment Dependent Notes Series 476709
This series of Notes was issued and sold upon the funding of the borrower loan #44651, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$10,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%	Auction start date:	Sep-24-2010
				Auction end date:	Oct-01-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$410.94
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 31.05%	Final monthly payment:	$410.94

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Sep-2008	Debt/Income ratio:	15%
Credit score:	640-659 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 7	Length of status:	7y 3m
Amount delinquent:	$0	Total credit lines:	8	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,551	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	73%
		Homeownership:	No
Screen name:	persistent-loot068	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need to consolidate my loans
Purpose of loan:
This loan will be used to? pay off all my loans.

My financial situation:
I am a good candidate for this loan because? I?am getting married and this will help out with my?future.?

Monthly net income: $
4800.00
Monthly expenses: $
??Housing: $?400
??Insurance: $ 90
??Car expenses: $ 250
??Utilities: $ 0
??Phone, cable, internet: $ 100
??Food, entertainment: $ 200
??Clothing, household expenses $?75
??Credit cards and other loans: $ 2700
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

kulender	$30.00	$30.00	9/24/2010 2:32:33 PM
handshake5	$50.00	$50.00	9/24/2010 2:36:12 PM
AlexTrep	$25.00	$25.00	9/24/2010 2:35:17 PM
6moonbeams	$25.00	$25.00	9/24/2010 2:35:57 PM
rescue	$100.00	$100.00	9/24/2010 2:38:16 PM
bountiful-durability	$100.00	$100.00	9/24/2010 7:12:13 PM
simplelender80	$75.00	$75.00	9/25/2010 7:03:36 AM
Comoparklender	$40.00	$40.00	9/26/2010 5:48:25 PM
musegaze	$100.00	$100.00	9/27/2010 12:22:21 AM
b-rent	$25.00	$25.00	9/27/2010 2:51:13 PM
asiaratt	$50.00	$50.00	9/27/2010 3:58:05 PM
the-silver-blaster	$50.00	$50.00	9/27/2010 7:28:40 PM
whatreality	$30.00	$30.00	9/28/2010 6:03:37 AM
ferocious-exchange3	$50.00	$50.00	9/28/2010 3:36:45 PM
larrybird	$150.00	$150.00	9/28/2010 3:33:46 PM
important-openness1	$100.00	$100.00	9/28/2010 3:37:34 PM
nicklds	$25.00	$25.00	9/29/2010 10:05:12 AM
head	$25.00	$25.00	9/29/2010 12:29:41 PM
zeija	$25.00	$25.00	9/29/2010 8:42:20 PM
squarebob	$25.00	$25.00	9/29/2010 9:55:03 PM
surgeon3	$25.00	$25.00	9/29/2010 7:32:00 PM
loan-oath0	$29.00	$29.00	9/29/2010 8:33:35 PM
jybank	$25.00	$25.00	9/29/2010 10:31:38 PM
cippy	$100.00	$100.00	9/30/2010 1:01:44 AM
mercuriant	$25.00	$25.00	9/29/2010 11:38:57 PM
prudent-dough	$25.00	$25.00	9/30/2010 5:09:08 AM
nickel-demon2	$100.00	$100.00	9/30/2010 4:45:22 AM
careful-compassion	$25.00	$25.00	9/30/2010 10:00:04 AM
nickel-position	$25.00	$25.00	9/30/2010 10:45:32 AM
Snoclaf	$25.00	$25.00	9/30/2010 12:16:15 PM
patriot384	$120.00	$120.00	9/30/2010 2:36:26 PM
trumpeter5	$50.00	$50.00	9/30/2010 4:29:59 PM
carlos_chantana	$25.00	$25.00	9/30/2010 6:23:49 PM
aultraman	$25.00	$25.00	9/30/2010 3:57:59 PM
benefit-flow	$25.00	$25.00	9/30/2010 9:02:50 PM
The_Collector	$48.66	$48.66	9/30/2010 10:10:29 PM
MattProsper	$30.00	$30.00	9/30/2010 9:52:59 PM
loan-fate	$50.00	$50.00	10/1/2010 12:07:45 AM
power-secret-agent	$25.00	$25.00	10/1/2010 1:34:20 AM
kendigme	$25.00	$25.00	10/1/2010 3:45:18 AM
E-B	$50.00	$50.00	10/1/2010 3:48:19 AM
benevolent-capital1	$25.00	$25.00	10/1/2010 6:34:05 AM
octoberfresh	$25.00	$25.00	10/1/2010 6:38:17 AM
mpatrick	$25.00	$25.00	10/1/2010 7:44:26 AM
umfan123	$25.00	$25.00	10/1/2010 6:15:31 AM
friendinmoney	$25.00	$25.00	10/1/2010 8:14:23 AM
manatee21	$50.00	$50.00	10/1/2010 8:34:51 AM
Ebanco	$50.00	$50.00	10/1/2010 7:36:24 AM
Jofga	$25.00	$25.00	10/1/2010 10:19:42 AM
brightest-dignified-penny	$25.00	$25.00	10/1/2010 10:43:28 AM
truelumen	$25.00	$25.00	10/1/2010 12:53:53 PM
Bcs-cnc	$50.00	$50.00	10/1/2010 12:58:18 PM
moola-monger9	$50.00	$50.00	10/1/2010 10:53:09 AM
leverage-monger	$25.00	$25.00	10/1/2010 1:21:25 PM
ultimate-peace	$25.00	$25.00	10/1/2010 1:42:05 PM
jcw3rd	$25.00	$25.00	10/1/2010 2:04:39 PM
tech310	$50.00	$50.00	9/24/2010 2:35:14 PM
agiovasil	$25.00	$25.00	9/24/2010 2:36:51 PM
AF-Chief	$50.00	$50.00	9/24/2010 2:37:57 PM
dt_one	$25.00	$25.00	9/24/2010 2:36:28 PM
bid-czar8	$25.00	$25.00	9/24/2010 2:37:25 PM
consummate-loyalty1	$100.00	$100.00	9/24/2010 3:32:12 PM
a-bountiful-trade	$25.00	$25.00	9/24/2010 4:00:13 PM
dollardave	$100.00	$100.00	9/24/2010 4:48:32 PM
Helenska11	$25.00	$25.00	9/24/2010 7:12:49 PM
Trakissta	$150.00	$150.00	9/24/2010 8:27:21 PM
Vreet	$50.00	$50.00	9/25/2010 11:12:16 PM
villagers	$50.00	$50.00	9/27/2010 3:03:46 AM
ingenious-deal6	$25.00	$25.00	9/27/2010 3:59:31 PM
psa1995	$25.00	$25.00	9/27/2010 8:38:00 PM
bill-mushroom	$25.00	$25.00	9/28/2010 3:36:30 PM
kegs	$100.00	$100.00	9/28/2010 3:33:57 PM
gallant-economy9	$93.20	$93.20	9/29/2010 8:38:19 AM
bold-careful-finance	$25.00	$25.00	9/29/2010 7:28:50 AM
gold-channel2	$40.30	$40.30	9/29/2010 10:04:38 AM
money-bauble	$100.00	$100.00	9/29/2010 11:38:31 AM
mla	$25.00	$25.00	9/29/2010 12:49:10 PM
Speculator	$50.00	$50.00	9/29/2010 12:30:25 PM
treasure-bliss	$35.26	$35.26	9/29/2010 1:26:52 PM
Jloaner	$100.00	$100.00	9/29/2010 12:48:55 PM
jubilant-auction5	$25.00	$25.00	9/29/2010 12:49:10 PM
courteous-kindness1	$50.00	$50.00	9/29/2010 7:59:26 PM
CashFlow13	$7,000.00	$4,940.44	9/29/2010 5:38:45 PM
a-resplendent-commitment	$50.00	$50.00	9/29/2010 9:33:26 PM
wwwUniversal	$25.00	$25.00	9/30/2010 12:12:02 AM
SolarMoonshine	$25.00	$25.00	9/30/2010 3:40:13 AM
samseth	$25.00	$25.00	9/30/2010 8:01:00 AM
Bob450	$25.00	$25.00	9/30/2010 8:38:18 AM
laidback59	$26.51	$26.51	9/30/2010 9:01:31 AM
nethawk00	$25.00	$25.00	9/30/2010 12:10:47 PM
ethicalhumanist	$50.00	$50.00	9/30/2010 12:21:09 PM
felicity-daydream	$50.00	$50.00	9/30/2010 12:54:31 PM
1stBankAndHal	$25.00	$25.00	9/30/2010 1:46:03 PM
silverloan	$38.63	$38.63	9/30/2010 3:57:38 PM
FinanceEngine	$25.00	$25.00	9/30/2010 4:46:51 PM
jonnysixgun	$31.37	$31.37	9/30/2010 4:29:16 PM
TakeCare	$50.00	$50.00	9/30/2010 5:10:02 PM
worthy-bid4	$30.67	$30.67	9/30/2010 5:57:44 PM
Snoopylover	$25.00	$25.00	10/1/2010 1:30:39 AM
blissful-gain	$50.00	$50.00	9/30/2010 9:38:44 PM
all_of_that_one	$25.00	$25.00	9/30/2010 9:12:41 PM
golffish2	$100.00	$100.00	10/1/2010 5:56:01 AM
irrelevant	$25.00	$25.00	10/1/2010 6:39:50 AM
Leshan	$33.33	$33.33	10/1/2010 8:00:37 AM
Ast24	$25.00	$25.00	10/1/2010 8:07:49 AM
three-for-6	$26.57	$26.57	10/1/2010 7:49:19 AM
NickRac	$30.00	$30.00	10/1/2010 9:32:11 AM
daddysgotya	$50.00	$50.00	10/1/2010 9:08:14 AM
pythia	$25.00	$25.00	10/1/2010 10:16:44 AM
tomaswk	$71.06	$71.06	10/1/2010 11:03:50 AM
AM2171	$25.00	$25.00	10/1/2010 12:50:04 PM
lucrative-coin	$200.00	$200.00	10/1/2010 2:22:57 PM
112 bids
Borrower Payment Dependent Notes Series 477405
This series of Notes was issued and sold upon the funding of the borrower loan #44648, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%	Auction start date:	Sep-29-2010
				Auction end date:	Oct-01-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$203.56
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 38.72%	Final monthly payment:	$203.56

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Sep-1992	Debt/Income ratio:	50%
Credit score:	640-659 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	14 / 12	Length of status:	3y 6m
Amount delinquent:	$0	Total credit lines:	49	Occupation:	Analyst
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$8,372	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	3	Bankcard utilization:	67%
		Homeownership:	No
Screen name:	lasm1989	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	15 ( 100% )	640-659 (Latest)
Principal borrowed:	$7,000.00	< 31 days late:	0 ( 0% )	640-659 (Oct-2009) 640-659 (Sep-2009) 620-639 (Oct-2008) 640-659 (Apr-2008)
Principal balance:	$2,365.38	31+ days late:	0 ( 0% )
Total payments billed:	15
Description
Pay off high interest credit cards
Purpose of loan:
This loan will be used to?pay off some of?those high interest credit cards?

My financial situation:
I am a good candidate for this loan because? I have repaid one prosper loan and also have a current loan now and have not missed a payment. I have worked hard to keep my credit score steady. I have not been late on any credit card payment or any other payment (auto, loans) in the past 6 years. Prosper has me listed as being a high risk but I ask you to please look at my current payment history. I have always paid over the minimum due. I would rather pay high interest to my fellow?man (lenders on?prosper) than to those credit card companies who raised my interest rates during the past year eventhough I?paid on time and never missed a payment. I know this loan will not pay everything off but it will be a start.?I have an extra $770.00 a month if needed to help repay this loan and?if asked by prosper to provide documentation (bank statements etc.) I will do so and if any lender wants to know the origination of these extra funds please ask me. My phone and cable went down since my last listing because I went with company who combined it into one package to save money. Also cancelled my movie channels (HBO,STARZ, etc.) to save a little money. Please consider me for this loan. Thank you??

Monthly net income: $1623.00

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 77.00
??Car expenses: $225.00
??Utilities: $ 120.00
??Phone, cable, internet: $?110.00
??Food, entertainment: $ 180.00
??Clothing, household expenses $80.00
??Credit cards and other loans: $ 650.00
??Other expenses: $ 75.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

brother_tam	$50.00	$50.00	9/29/2010 2:46:43 PM
villagers	$25.00	$25.00	9/29/2010 3:52:44 PM
SolarMoonshine	$25.00	$25.00	9/30/2010 3:42:12 AM
atlas100	$50.00	$50.00	9/30/2010 7:21:48 AM
NekHoldings	$25.00	$25.00	9/30/2010 6:32:52 AM
SFBank	$300.00	$300.00	9/30/2010 6:54:15 PM
lendstats_com	$200.00	$200.00	9/30/2010 7:15:33 PM
curriculum7	$25.00	$25.00	10/1/2010 2:07:40 AM
lucrative-loan	$64.29	$64.29	10/1/2010 3:04:31 PM
CashFlow13	$3,500.00	$3,070.71	9/29/2010 5:50:00 PM
CommunityArts_Non-profit	$50.00	$50.00	9/29/2010 3:03:46 PM
vine99	$40.00	$40.00	9/29/2010 8:05:18 PM
blitzen40	$50.00	$50.00	9/29/2010 8:01:13 PM
niggard	$25.00	$25.00	9/30/2010 10:35:18 AM
reflective-rupee	$225.00	$225.00	9/30/2010 11:12:20 AM
Amber_Stone	$25.00	$25.00	9/30/2010 3:19:31 PM
blissful-gain	$50.00	$50.00	9/30/2010 9:36:57 PM
fabulous-community4	$25.00	$25.00	10/1/2010 6:53:07 AM
loanman2007	$150.00	$150.00	10/1/2010 12:51:00 PM
economy-popcorn	$25.00	$25.00	10/1/2010 3:31:11 PM
20 bids